SCHEDULE 14A
                        SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934
                            (Amendment No.  )

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[x]      Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


First Pacific Mutual Fund, Inc. - SEC File Nos. 33-23452, 811-05631 (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                               First Pacific Mutual Fund, Inc.
                               First Idaho Tax-Free Fund Series
                               2756 Woodlawn Drive, Suite #6-201
                                   Honolulu, HI  96822
                                      (808) 988-8088



August 14, 1999




Dear Shareholder,

Enclosed you will find a proxy statement and proxy card for a special meeting of shareholders of First Idaho Tax-Free Fund Series. This is a very important meeting, which has been called to vote on a proposal to liquidate your Portfolio.

The Board of Directors of First Pacific Mutual Fund, Inc., after thorough discussion and consideration, has decided to recommend the liquidation of the Portfolio, but believes that since this is your investment capital, the final decision on this matter should be made by you, the shareholders. The Board s reasons for recommending this course are described in the enclosed proxy statement, which you should consider carefully.

If the shareholders approve the recommendation to liquidate the Portfolio, the Portfolio will return to you the proceeds of the liquidation of your account. Once you receive your proceeds, you may pursue any investment option you wish.

The Board of Directors regrets any inconvenience this may cause you. We thank you, however, for the confidence that you placed in us. We continue to wish you well in your investments.


Sincerely,

/s/ Terrence K.H. Lee

Terrence K.H. Lee
President and Director





                                   FIRST PACIFIC MUTUAL FUND, INC.
                                   First Idaho Tax-Free Fund Series
                                   2756 Woodlawn Drive, Suite #6-201
                                         Honolulu, HI  96822
                                            (808) 988-8088

                               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                     To Be Held September 15, 1999

TO THE SHAREHOLDERS OF FIRST IDAHO TAX-FREE FUND SERIES:

Notice is hereby given that a special meeting of shareholders (the Special Meeting ) of First Idaho Tax-Free Fund Series (the Portfolio ), a series of First Pacific Mutual Fund, Inc. (the Fund ), will be held on September 15, 1999 at the Holiday Inn, 3300 S. Vista, Brundage Room, Boise, Idaho 83705, at 1:00 pm local time. The purpose of the Special Meeting is:

l        to consider a proposal to liquidate and dissolve the Portfolio, as set forth in a Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund; and

l        to transact such other business as may properly come before the
Special Meeting or any adjournment thereof.

Please read the enclosed proxy statement carefully for information concerning the proposal to be placed before the meeting.

Shareholders of record at the close of business on July 15, 1999 will be entitled to vote at the meeting. You are invited to attend the Special Meeting, but if you cannot do so, please complete and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any shareholder attending the Special Meeting may vote in person even though a proxy has already been returned.

By Order of the Board of Directors,

/s/ Lugene M. Chun

Lugene M. Chun
Secretary

Honolulu, Hawaii
August 14, 1999




                             FIRST PACIFIC MUTUAL FUND, INC.
                            First Idaho Tax-Free Fund Series

                                    PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Pacific Mutual Fund, Inc. (the Fund ) on behalf of First Idaho Tax-Free Fund Series (the Portfolio ), a separate series of the Fund, for use at a Special Meeting of Shareholders to be held at the Holiday Inn, 3300 S. Vista, Brundage Room, Boise, Idaho 83705, on September 15, 1999 at 1:00 pm local time, or at any adjournment thereof (the Special Meeting ).

Proxy Solicitation

All proxies in the enclosed form that are properly executed and returned to the Portfolio will be voted as provided therein at the Special Meeting or at any adjournment thereof. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

The Board of Directors intends to bring before the Special Meeting the sole matter set forth in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to that item in accordance with the directions of the shareholder as specified on the proxy card. If no choice is specified, the shares will be voted in favor of (i) the proposal to liquidate and dissolve the Portfolio and return the proceeds to the shareholders of the Portfolio; and (ii) in the discretion of the proxies, any other matter not presently known which may properly come before the meeting or any adjournment thereof.

In accordance with the Articles of Incorporation of the Fund and the General Laws of the State of Maryland, approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Portfolio at a meeting at which a quorum is present.
The presence in person or by proxy of the holders of a majority of all the votes entitled to be cast at the meeting will constitute a quorum. For purposes of determining the presence of a quorum, abstentions, broker non-votes or withheld votes will be counted as present.

The Portfolio will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to shareholders. Solicitation may be undertaken by mail, telephone, telegraph, and personal contact. It is expected that this Proxy Statement and form of proxy will be mailed to shareholders on or about August 14, 1999.

Voting Securities and Principal Holders Thereof

Holders of record of the shares of common stock of the Portfolio at the close of business on July 15, 1999, will be entitled to vote at the Special Meeting or any adjournment thereof. As of June 30, 1999, the Portfolio had outstanding 87,834.830 shares of common stock. The shareholders are entitled to one vote per share on all business to come before the meeting.

The officers and directors of the Fund as a group beneficially own in the aggregate no shares of the outstanding common stock of the Portfolio. As of June 30, 1999, the following shareholders owned of record or beneficially more than five percent of the outstanding common stock of the Portfolio:


FIRST IDAHO TAX-FREE FUND SERIES

Name and Address                       Amount and Nature of       Percentage
of Beneficial Owner                    Beneficial Ownership       of Class

Ilene Harsip                               $111,442.66              12.41%
2706 N. Cliffview Place                    Individual
Boise, ID  83702

Harold L. Bumann and Lila M. Bumann TTEES*  $100,352.42             11.18%
Harold L. Bumann and Lila M. Bumann Trust   Trust
UAD 02/19/91
2026 Schodde Avenue
Burley, ID  83318

Harold S. Steenburgen and                   $99,319.73              11.06%
Viola H. Steenburgen                        Jt Ten WROS
11478 W. Colony St.
Boise, ID  83709

Patrick J. Hewitt and                       $58,139.29              6.48%
Sharon K. Hewitt                            Jt Ten WROS
Box 743
Pinehurst, ID  83850

Clifford Conner and                         $58,037.57              6.47%
Ethel Conner                                Jt Ten WROS
PO Box 1
Richfield, ID  83349

The Harper Family Trust UAD 09/01/94*       $56,957.19              6.34%
William D. Harper and Annjean I Harper TTEES  Trust
2855 Model Farm Drive
Meridian, ID  83642

Deborah L. Shoemaker                        $53,048.89              5.91%
Separate Property                           Individual
1718 Holden Lane
Boise, ID  83706

* Denotes shares held by a trustee or fiduciary for which beneficial ownership is disclaimed or presumed disclaimed.



                    PROPOSAL FOR LIQUIDATION OF THE PORTFOLIO

Background.

The Portfolio began operations on July 1, 1996, as a series of the Fund. During the period from commencement of operations through July 15, 1999, the Portfolio s assets reached a level of $898,029.17. The Portfolio has invested its assets primarily in a varied portfolio of investment grade municipal securities issued by or on behalf of the State of Idaho or any of its political subdivisions. During this period, the Board of Directors has considered the total asset level of the Portfolio, the performance of the Portfolio both before and after deducting certain expenses arising from the operation of the Portfolio and the impact on the Portfolio s investment results of the relatively small size of the Portfolio.

Notwithstanding the marketing of the Portfolio s shares, growth in the Portfolio s assets has been slow. Several marketing efforts and the assumption of Portfolio expenses by First Pacific Management Corporation (the Manager ) were not adequate to significantly increase the size of the Portfolio. The Manager and the Board have regularly reviewed developments, and considered alternatives.

Sales of the Portfolio shares have not been sufficient to allow the Portfolio to reach a size adequate, in the judgment of the Board, to spread expenses over a sufficient asset base to provide a satisfactory return to shareholders. Since the inception of the Portfolio, the Manager has waived its fees and assumed a significant portion of the expenses of the Portfolio. In the absence of such waiver and assumption, the Portfolio might not be profitable for shareholders. As a result, the Board instructed the officers of the Fund to investigate what, if any, additional steps or alternative courses would best serve the interest of shareholders.

The officers of the Fund sought to determine whether a merger or transfer of assets would be possible, and if it would produce desirable results for shareholders. After reviewing current market conditions, the relatively small size of the portfolio and the time and effort required to effect a transaction, management of the Fund believed that the expense of a merger or transfer of the assets to another mutual fund are greater than the benefits shareholders of the portfolio could expect to realize from such a transaction. The officers investigated the steps required for liquidation of the Portfolio, subject to presentation of a final report to the Board.

At a July 15, 1999 meeting, the Board reviewed the expenses which had been assumed by the Manager during the life of the Portfolio, the efforts and expenses of the Distributor to distribute shares of the Portfolio, and the effect of the operating expenses on the historic and anticipated returns of shareholders. The Board considered that the Manager had not been able to collect or retain any significant advisory fee during the life of the Portfolio, that there would be no prospect that this would change in the near future, and that in the absence of compensation over long periods, the ability of the Manager to service the needs of the Fund would be impaired. For the most recent fiscal year, absent the waiver of fees or assumption of expenses by the Manager, the Portfolio s expenses would have been approximately 6.27% of assets compared to 1.16% after the fee waiver and assumption of expenses. The Portfolio s expense ratio for the present fiscal year is expected to be substantially the same.

The Board concluded that an increase in fund expenses attributable to the likely discontinuance of the fee waiver and assumption of the expenses in the future, especially when added to the expenses of the Portfolio presently paid directly by the Portfolio, would significantly reduce the Portfolio s returns. Moreover, the presence of larger funds with similar objectives better able to operate on an efficient basis and provide higher returns to shareholders, made it unlikely that the Portfolio could achieve a significant increase in asset size and achieve economies of scale. The Board therefore concluded that it would be in the interest of the shareholders of the Portfolio to liquidate the Portfolio promptly, in accordance with a Plan of Liquidation and Dissolution. (See General Tax Consequences below.)

Plan of Liquidation and Dissolution.

The Board of Directors has approved the Plan of Liquidation and Dissolution (the Plan ) summarized in this section and set forth as Exhibit A to this proxy statement.

1. Effective Date of the Plan and Cessation of the Portfolio s Business as an Investment Company. The Plan will become effective on the date of its adoption and approval by a majority of the outstanding shares of the Portfolio. Following this approval, the Portfolio (i) will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert the Portfolio s assets to cash; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; and (iii) will terminate in accordance with the laws of the State of Maryland and the Articles of Incorporation of the Fund.

2. Closing of Books and Restriction of Transfer and Redemption of Shares. The proportionate interests of shareholders in the assets shall be fixed on the basis of their respective holdings on the Effective Date of the Plan. On such date the books of the Portfolio will be closed and the shareholders respective assets will not be transferable by the negotiation of share certificates. (Plan, Section 4)

3. Liquidating Distribution. As soon as possible after approval of the Plan, and in any event within fourteen days thereafter, the Fund on behalf of the Portfolio will mail the following to each shareholder of record on the effective date of the Plan: (i) to each shareholder not holding stock certificates of the Portfolio, liquidating cash distribution equal to the shareholder s proportionate interest in the net assets of the Portfolio,
(ii) to each shareholder holding stock certificate of the Portfolio, a confirmation showing such shareholder s proportionate interest in the net assets of the Portfolio with an advice that such shareholder will be paid in cash upon return of the stock certificates; and (iii) information concerning the sources of the liquidating distribution. (Plan, Section 7)

4. Expenses. The Portfolio will bear all expenses incurred by it in carrying out the Plan. It is expected that other liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution will be paid by the Portfolio, or set aside for payment, prior to the mailing of the liquidating distribution. The
Portfolio s liabilities relating to the Plan are estimated at no more than $7,500.00, which includes legal and auditing expenses and printing, mailing, soliciting and miscellaneous expenses arising from the liquidation, which the Portfolio normally would not incur if it were to continue in business. If the Portfolio incurs more than $7,500.00 in additional liabilities to liquidate the Portfolio, such expenses will be paid by the Manager. The total liabilities of the Portfolio prior to the liquidating distribution are estimated to be $20,500.00. This amount includes the dissolution expenses referred to above and amounts accrued, or anticipated to be accrued, for custodial and transfer agency services, legal, audit, 12b-1, fund accounting and directors fees, and printing costs. Any expenses and liabilities attributed to the Portfolio subsequent to the mailing of the liquidating distribution will be borne by the Manager. (Plan, Section 6 and 8)

5. Continued Operation of the Portfolio. After the date of mailing of the liquidating distribution, the dissolution of the Portfolio will be effected. The Plan provides that the Directors shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Portfolio and to effect the dissolution, complete liquidation and termination of the existence of the Portfolio and the purposes to be accomplished by the Plan. (Plan, Sections 9 and 10)

General Tax Consequences.

Each shareholder who receives a liquidating distribution will recognize gain or loss for federal income tax purposes equal to the excess of the amount of the distribution over the shareholder s tax basis in the Portfolio shares. Assuming that the shareholder holds such shares as capital assets, such gain or loss will be capital gain or loss and will be long-term or short-term capital gain depending on the shareholder s holding period for the shares.

The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situation unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the liquidating distribution as discussed herein, including any state and local tax consequences.

The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period, and, therefore, will not be taxed on any of its net income from the sale of its assets.

Representatives of Tait, Weller & Baker, independent certified public accountants for the Fund, are not expected to be present at the Special Meeting.

If the shareholders do not approve the Plan, the Portfolio will continue to exist as a registered investment company in accordance with its stated objective and policies. The Board would meet to consider what, if any, steps to take in the interest of shareholders.

Shareholders are free to redeem their shares prior to the liquidation.

        THE DIRECTORS OF THE FUND RECOMMEND APPROVAL OF THE PLAN.


GENERAL INFORMATION

Investment Manager, Principal Underwriter, Transfer Agent and Fund Accountant.

The investment manager to the Portfolio is First Pacific Management Corporation, 2756 Woodlawn Drive, Suite #6-201, Honolulu, HI 96822.
The Portfolio s principal underwriter is First Pacific Securities, Inc., 2756 Woodlawn Drive, Suite #6-201, Honolulu, HI 96822. First Pacific Securities, Inc. is a wholly owned subsidiary of First Pacific Management Corporation. The Portfolio s transfer agent, who also provides administrative services, and fund accountant is American Data Services, PO Box 5536, Hauppauge, NY 11788-0132.

Reports to Shareholders and Financial Statements.

The Annual Report to Shareholders of the Portfolio, including audited financial statements for the Portfolio for the fiscal year ended September 30, 1998, and the Semi-Annual Report to shareholders for the period ended March 30, 1999, have been mailed to shareholders. The Annual Report and the Semi-Annual Report should be read in conjunction with this Proxy Statement. You can obtain a copy of the Annual Report and the Semi-Annual Report from the Fund, without charge, by writing to the Fund at the address on the cover of this Proxy Statement or by calling 1 (808) 988-8088.

OTHER MATTERS

The Portfolio is not aware of any other matter which is anticipated to come before the Special Meeting or any adjournment thereof other than the matter set forth herein. Other matters will be considered if notice is given within a reasonable amount of time prior to the meeting. Proxies submitted by shareholders confer discretionary authority on the individually named proxies to vote on all matters presented at the meeting, including any matter presented as to which the Fund did not have reasonable prior notice. The persons named in the proxy have advised that they intend to vote, act, or consent thereunder in accordance with their best judgment at that time with respect to such matters. Mere submission of a shareholder proposal does not guarantee inclusion of the proposal in the proxy statement or presentation of the proposal at the Special Meeting since such inclusion and presentation are subject to compliance with certain federal regulations.

By Order of the Board of Directors,

/s/ Lugene M. Chun
Lugene M. Chun
Secretary

Dated August 14, 1999


                                     Exhibit A
                          FIRST PACIFIC MUTUAL FUND, INC.
                         First Idaho Tax-Free Fund Series
                       Plan of Liquidation and Dissolution

This Plan of Liquidation and Dissolution ( Plan ) concerns the First Idaho Tax-Free Fund Series (the Portfolio ), a series of First Pacific Mutual Fund, Inc. (the Fund ), which is a corporation organized and existing under the laws of the State of Maryland. The Portfolio began operations on July 1, 1996. The Fund is registered as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the Act ). The Plan is intended to accomplish the complete liquidation and dissolution of the Portfolio in conformity with all provisions of Maryland law and the Fund s Articles of Incorporation.

WHEREAS, the Fund s Board of Directors, on behalf of the Portfolio, has determined that it is in the best interests of the Portfolio and its shareholders to liquidate and dissolve the Portfolio; and

WHEREAS, at a meeting of the Board of Directors on July 15, 1999, the Board of Directors considered and adopted this Plan as the method of liquidating and dissolving the Portfolio and directed that this Plan be submitted to shareholders of the Portfolio for approval;

NOW THEREFORE, the liquidation and dissolution of the Portfolio shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall be and become effective only upon the adoption and approval of the Plan, at a meeting of shareholders called for the purpose of voting upon the Plan, by the affirmative vote of the holders of a majority of the outstanding voting securities of the Portfolio. The day of such adoption and approval by shareholders is hereinafter called the Effective Date.

2. Dissolution. As promptly as practicable, consistent with the provisions of the Plan, the Portfolio shall be dissolved in accordance with the laws of the State of Maryland and the Fund s Articles of Incorporation ( Dissolution ).

3. Cessation of Business. After the Effective Date of the Plan, the Portfolio shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshaling and preserving the value of its assets and distributing its assets to shareholders in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Portfolio.

4. Restriction of Transfer and Redemption of Shares. The proportionate interests of shareholders in the assets of the Portfolio shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date of the Plan. On the Effective Date, the books of the Portfolio shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the shareholders respective interests in the Portfolio s assets shall not be transferable by the negotiation of share certificates.

5. Liquidation of Assets. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Portfolio shall be converted to cash or cash equivalents.

6. Payment of Debts. As soon as is practicable after the Effective Date, the Portfolio shall determine and pay, or set aside in cash equivalent, the amount of all known or reasonably ascertainable liabilities of the Portfolio incurred or expected to be incurred prior to the date of liquidating distribution provided for in Section 7, below.

7. Liquidating Distribution. As soon as possible after the Effective Date of the Plan, and in any event within 14 days thereafter, the Portfolio shall mail the following to each shareholder of record on the Effective Date:
(1) to each shareholder not holding stock certificates of the Portfolio, a liquidating distribution equal to the shareholder s proportionate interest in the net assets of the Portfolio; (2) to each shareholder holding stock certificates of the Portfolio, a confirmation showing such shareholder s proportionate interest in the net assets of the Portfolio with an advice that such shareholder will be paid in cash upon return of the stock certificate; and (3) information concerning the sources of the liquidating distribution.

8. Management and Expenses of the Portfolio Subsequent to the Liquidating Distribution. The Portfolio shall bear all expenses incurred by it in carrying out this Plan of Liquidation and Dissolution including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders. Any expenses and liabilities attributed to the Portfolio subsequent to the mailing of the liquidating distribution will be borne by First Pacific Management
Corporation, the Portfolio s Investment Manager.

9. Power of Board of Directors. The Board, and subject to the directors, the officers, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan. The death, resignation or disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

10. Amendment of Plan. The Board shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the marshaling of Portfolio assets and the dissolution, complete liquidation and termination of the existence of the Portfolio, and the distribution of its net assets to shareholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan.

FIRST PACIFIC MUTUAL FUND, INC.
On behalf of First Idaho Tax-Free Fund Series
For the Board of Directors



By:______/s/ Terrence K.H. Lee_______________
         Terrence K.H. Lee, President


Accepted:

First Idaho Tax-Free Fund


By:_______/s/ Terrence K.H. Lee________________

Name:_________Terrence K.H. Lee________________

Title:________President and Director___________


Date:  August 14, 1999







     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
FUND

                     FIRST PACIFIC MUTUAL FUND, INC.
                    FIRST IDAHO TAX-FREE FUND SERIES
      Proxy for Special Meeting of Shareholders September 15, 1999

KNOW ALL MEN BY THESE PRESENT, that the undersigned hereby constitutes and appoints Terrence K.H. Lee and Lugene M. Chun, or either of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares of stock standing in the name of the undersigned at the Special Meeting of Shareholders of the First Idaho Tax-Free Fund Series of First Pacific Mutual Fund, Inc. to be held at the Holiday Inn, 3300 S. Vista, Brundage Room, Boise, Idaho, 83705, at 1:00 pm local time on September 15, 1999, and at any and all adjournments thereof; and the undersigned hereby instructs said attorneys to vote:

1. To approve the liquidation and dissolution of the First Idaho Tax-Free Fund, as set forth in a Plan of Liquidation and Dissolution adopted by the Board of Directors of First Pacific Mutual Fund, Inc.

         FOR _____           AGAINST _____             ABSTAIN _____

2. Any other business which may properly come before the meeting or any other adjournment thereof. The management knows of no other such business.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED
IN THE
FOREGOING ITEM 1, BUT IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED
FOR
APPROVAL OF ITEM 1.

         Dated:_________________________________________________, 1999


         ___________________________________________________________


         ___________________________________________________________
         Signature of Shareholder(s)


         _______________________________
         Account Number

(Signature of all joint owners is required. Fiduciaries please indicate your full title.) If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of management thereon. The management is not aware of any such matters.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.